Exhibit 10.1

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of April 6, 2011 (the “Joinder Agreement” or this “Agreement”), by and among BANK OF AMERICA, N.A. and BARCLAYS BANK PLC (each, a “New Lender” and, collectively, the “New Lenders”), THE YANKEE CANDLE COMPANY, INC., a Massachusetts corporation (the “Borrower”), YANKEE HOLDING CORP., a Delaware corporation (the “Parent”), the Subsidiary Guarantors and BANK OF AMERICA, N.A., in its capacity as administrative agent under the Credit Agreement referred to below (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February 6, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, Yankee Acquisition Corp., as Initial Borrower, The Yankee Candle Company, Inc., as Company or Surviving Borrower, as applicable, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Bank of America, N.A., as successor administrative agent under the Credit Agreement pursuant to the Amendment, Waiver, Resignation and Appointment Agreement, dated as of September 28, 2009 (in such capacity, the “Administrative Agent”), Merrill Lynch Capital Corporation, as Syndication Agent, Sovereign Bank and Wells Fargo Retail Finance, LLC, as Co-Documentation Agents and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

I.              Each New Lender party hereto hereby agrees to commit to provide its New Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

II.            Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis, appraisals and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other New Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Lender.

III.           Each New Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.             Terms of New Loan Commitments.  Each of the New Lenders and the Borrower hereby agrees that the New Loan Commitments made pursuant to this Joinder Agreement will be Revolving Commitments and any New Lender pursuant to this Joinder Agreement will be a Revolving Lender, in each case for any and all purposes under the Credit Agreement and such New Loan Commitments and related Revolving Loans shall have the same terms as Revolving Commitments and Revolving Loans existing immediately prior to the effectiveness of this Joinder Agreement and shall be part of the same tranche and class as the existing Revolving Commitments and Revolving Loans, including for purposes of Borrowings and repayments, and shall rank pari passu in right of payment and right of security in respect of the Collateral with the existing Revolving Loans.  For the avoidance of doubt, the definition of “Revolving Commitments” in the Credit Agreement shall include the New Loan Commitments made pursuant to this Joinder Agreement.

2.             New Lenders.  Each New Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans, such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement, and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

3.             Credit Agreement Governs.  The New Revolving Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.             The Parent’s Certifications.  By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Parent hereby certify that:

i.              The representations and warranties in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Increased Amount Date (as defined below) to the same extent as though made on and as of the Increased Amount Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

ii.             No Default or Event of Default has occurred and is continuing as of the Increased Amount Date and the Parent is in pro forma compliance with Section 7.1 of the Credit Agreement on such Increased Amount Date before or after giving effect to such New Loan Commitments and to the making of any Tranche of New Loans pursuant thereto.

5.             Conditions to Effectiveness.  The effectiveness of this amendment, which shall be as of April 21, 2011 (the “Increased Amount Date”), is conditioned upon the following:

i.              The Administrative Agent shall have received counterparts of this Joinder Agreement that, when taken together, bear the signatures of each Loan Party, the Administrative Agent and the New Lenders;

ii.             The Administrative Agent shall have received, on behalf of itself and the Lenders an opinion of Kirkland & Ellis LLP, counsel for the Borrower, addressed to the Administrative Agent and the Lenders and dated the Increased Amount Date, addressing such matters as the Administrative Agent may reasonably request; and

iii.            The Administrative Agent shall have received (A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each mortgaged property existing as of the Increased Amount Date (each a “Mortgaged Property”)

(together with a notice about special flood hazard area status and flood disaster assistance) (each a “Flood Notice”) and (B) if any Mortgaged Property is located in a special flood hazard area, a Flood Notice duly executed by the Borrowers and each Loan Party relating thereto, together with evidence of flood insurance as required by applicable law and otherwise in form and substance reasonably acceptable to the Administrative Agent.

6.             Post-Effectiveness Covenant.  With respect to each Mortgaged Property, and not later than 60 days after the Increased Amount Date (or such later date as to which the Administrative Agent may agree), the Loan Parties shall use commercially reasonable efforts to: (i) enter into amendments with respect to the existing Mortgages encumbering the Mortgaged Properties, (ii) obtain title datedown endorsements to the existing title policies for the Mortgaged Properties, as customary in the applicable jurisdiction, (iii) deliver customary opinions of counsel with respect to the amendments to the existing Mortgages, in each case in form and substance reasonably acceptable to the Administrative Agent and (iv) provide such other documentation with respect to the Mortgaged Property as Administrative Agent shall reasonably request, as required in connection with the foregoing obligations in this Section III.6.

7.             Affirmation of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of such Subsidiary Guarantor contained in the Guarantee and Collateral Agreement or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Guarantee and Collateral Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Without limiting the generality of the foregoing, the Security Documents to which such Subsidiary Guarantor is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations (in each case, as defined therein).

8.             Adjustment of Revolving Loans.  To the extent there are Revolving Loans outstanding on the Increased Amount Date, then each New Lender that is acquiring a New Loan Commitment on the Increased Amount Date shall make a Revolving Loan, which shall be subject to the same conditions as a Borrowing by the Company under the Credit Agreement, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders, such prepayment being subject to Section 2.21 of the Credit Agreement, immediately prior to such Increased Amount Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increased Amount Date.

9.             Non-U.S. Lenders.  For each New Lender that is a Non-U.S. Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to Administrative Agent pursuant to Section 2.20(d) of the Credit Agreement.

10.           Recordation of the New Loans.  Upon execution and delivery hereof, the Administrative Agent will record the New Revolving Loans made by each New Lender in the Register.

11.           Amendment, Modification and Waiver.  This Agreement may not be amended; modified or waived except as provided by Section 10.1 of the Credit Agreement.

12.           Loan Document.  This Agreement shall be a Loan Document for all purposes under the Credit Agreement.

13.           Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

14.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

15.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS, WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of April 6, 2011.

BANK OF AMERICA, N.A., as a New Lender

By:	/s/ Christopher S. Allen
Name: Christopher S. Allen
Title: Senior Vice President

BARCLAYS BANK PLC, as a New Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

PRIMARY CREDIT CONTACT:

Contact:	Conjares, Nicole
Institution Name:	Barclays Capital
Street Address:	745 7th Avenue, 26th Floor
City, State, Zip Code:	New York, NY, 10019
Phone:	(1) 212 526 3987
Fax:	(1) 646 758 4821
Email Address:	Nicole.conjares@barcap.com

ADMINISTRATIVE CONTACT:
(BORROWINGS, LC ACTIVITY, PAYDOWNS, INTEREST & FEES)

Contact:	Neil, Sean
Institution Name:	Barclays Capital
Street Address:	70 Hudson Street
City, State, Zip Code:	Jersey City, NJ 07302
Phone:	(1) 201 499 3712
Fax:	(1) 212 412 7401
Email Address:	xrausloanops1@barclayscaptial.com

YANKEE HOLDING CORP.

By:	/s/ James A. Perley
Name: James A. Perley
Title: Vice President

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ James A. Perley
Name: James A. Perley
Title: Executive Vice President

Acknowledged and Agreed:

YANKEE CANDLE RESTAURANT CORP.

By:	/s/ James A. Perley
Name: James A. Perley
Title: Secretary and Treasurer

YANKEE CANDLE ADMIN, LLC

By:	/s/ Lisa McCarthy
Name: Lisa McCarthy
Title: President

CREATIVE FRAGRANCE CONCEPTS, LLC

By:	/s/ James A. Perley
Name: James A. Perley
Title: President

YANKEE CANDLE BRAND MANAGEMENT, INC.

By:	/s/ James A. Perley
Name: James A. Perley
Title: President

Consented to by:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Roberto Salazar
Name: Roberto Salazar
Title: Vice President

Notice Address: 135 S. LaSalle St., MC IL4-135-05-41, Chicago, IL 60603
Attention:	Roberto Salazar
Telephone:	(312) 828-3185
Facsimile:	(877) 207-2382

Schedule A
to Joinder Agreement

Name of New Lender	Type of Commitment	Amount
Bank of America, N.A.	New Loan Commitment	$7,500,000.00

Barclays Bank PLC	New Loan Commitment	$7,500,000.00